UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 14, 2011

INNOTRAC CORPORATION
(Exact Name of Registrant as Specified in Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

000-23741	58-1592285
(Commission File Number)	(IRS Employer Identification No.)

6465 East Johns Crossing Johns Creek, GA	30097
(Address of Principal Executive Offices)	(Zip Code)

(678) 584-4000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 14, 2011, Innotrac Corporation ("Innotrac") issued a press release to announce its financial results for the third quarter ended September 30, 2011. A copy of the press release is attached as Exhibit 99.1.

The information in this Report, including the Exhibit attached hereto, is furnished solely pursuant to Item 2.02 of this Form 8-K.  Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

Exhibit No.	Description

99.1	Innotrac Corporation press release dated November 14, 2011, announcing Innotrac’s financial results for the third quarter ended September 30, 2011 (furnished pursuant to Item 2.02 of this Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOTRAC CORPORATION

/s/ Scott D. Dorfman
Date: November 14, 2011	Scott D. Dorfman President, Chairman and Chief Executive Officer

Innotrac Corporation Announces 2011 Third Quarter Results

ATLANTA, GA (November 14, 2011) – Innotrac Corporation (NASDAQ-GM: INOC) announced financial results today for the third quarter and nine months ended September 30, 2011.  The Company reported an 11.2% increase in service revenues to $17.6 million for the quarter versus $15.8 million reported in the comparable period in 2010.  For the nine months ended September 30, 2011, the Company reported a 9.1% increase in service revenues to $51.5 million from $47.2 million reported in the comparable period in 2010.  The increase in service revenue for both the quarter and nine months ended September 30, 2011 was primarily due to the launch of new clients programs during the fourth quarter of 2010 and to increased volume from existing clients.

Total revenues, which include service and freight revenue, increased 5.1% and 4.8% for the three and nine months ended 2011 respectively, when compared to the same periods in 2010.  Total Revenues were $19.5 million for the three months ended 2011 compared to $18.6 million for the same period in 2010.  Total Revenues were $59.1 million for the nine months ended September 30, 2011 compared to $56.4 million for the same period in 2010.  Freight revenues, which are typically billed as a pass-through expense with minimal impact on the Company’s operating income, declined for both the three and nine month periods when compared to comparable periods in 2010 due to certain clients transitioning their freight usage from the Company’s account to client owned accounts.

The Company reported a net loss of $490,000, or ($0.04) per share, fully diluted, for the three months ended September 30, 2011, versus a net loss of $821,000, or ($0.06) per share in the comparable period of 2010.  For the nine months ended September 30, 2011, the Company reported a net loss of $1.8 million, or ($0.14) per share, fully diluted, versus a net loss of $2.9 million, or ($0.23) per share in the comparable period of 2010.

“Our growth in service revenues of 11.2% in the third quarter this year compared to last year resulted from revenues generated from both our new customers and improved revenues from our existing customers.  These increased revenues have allowed us to reduce our year to date loss by 37% to $1.8 million from $2.9 million last year.  During the year, we have been investing capital to expand and add capacity to our existing fulfillment facilities which is directly tied to our anticipation of continued growth focused largely in our eCommerce client segment.  At the same time, our total operating expenses have increased only 2.8% for the nine months ended September compared to last year, with the largest increase occurring in our information technology resources to support our growth.  Revenue from additional new business which was sold earlier this year and projected to launch in the remaining months of 2011 and early 2012, together with expected growth from our existing customers gives us confidence that we will continue to improve our operating results and achieve a higher rate of growth than the 9.1% we have seen through nine months this year,” said George Hare, CFO.

Innotrac
Innotrac Corporation, founded in 1984 and based near Atlanta, Georgia, is a best-of-breed commerce provider integrating digital technology, fulfillment and contact center solutions to support global brands.  The Company employs sophisticated order processing and warehouse management technology and operates seven fulfillment centers and one call center spanning all time zones across the continental United States.  Innotrac Europe GmbH has a network of fulfillment centers, call centers, and returns processing facilities with operations in the UK, Germany, France, Denmark, Sweden, Poland, Austria, Italy, Switzerland and the Netherlands.  For more information about Innotrac, visit the Innotrac Website, www.innotrac.com.

Information contained in this press release, other than historical information, may be considered forward-looking in nature.  Forward-looking statements in this release include statements relating to expected new clients, future operating results and performance, future financial condition, future events and developments, as well as management’s expectations, beliefs, plans, estimates and projections relating to the future.  Forward-looking statements are subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected.  Among the key factors that may have a direct bearing on Innotrac’s operating results, performance or financial condition are competition, the demand for Innotrac’s services, Innotrac’s ability to retain its current clients, Innotrac’s success in growing its existing client base and developing new business, Innotrac’s ability to maintain or improve gross margins in the face of increasing revenues and pricing pressures, realization of expected revenues from new clients, the general state of the  industries that the Company serves, changing technologies, and numerous other factors discussed in Innotrac’s 2010 Annual Report on Form 10-K and other filings on file with the Securities and Exchange Commission.  Innotrac disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

Contact

George Hare
Chief Financial Officer
678-584-4020
ghare@innotrac.com

###

INNOTRAC CORPORATION
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(Unaudited)		(Unaudited)
	2011	2010	2011	2010
Service revenue	$17,623	$15,849	$51,499	$47,216
Freight revenue	1,894	2,721	7,601	9,162
Total revenue	19,517	18,570	59,100	56,378

Cost of service revenues	8,072	7,040	23,508	21,213
Freight expense	1,855	2,657	7,557	9,017
Selling, general and
administrative expenses	9,189	8,761	27,191	26,308
Depreciation and amortization	847	882	2,538	2,614
Total operating expenses	19,963	19,340	60,794	59,152
Operating loss	(446)	(770)	(1,694)	(2,774)
Interest expense	44	51	138	131
Other expense	2	-	2	-
Total other expense	46	51	140	131
Loss before income	(492)	(821)	(1,834)	(2,905)
Income tax	-	-	-	-
Net loss	(492)	(821)	(1,834)	(2,905)
Net loss attributable to noncontrolling interest	(2)	-	(2)	-
Net loss attributable to Innotrac	$(490)	$(821)	$(1,832)	$(2,905)

Loss per share:
Basic	$(0.04)	$(0.06)	$(0.14)	$(0.23)
Diluted	$(0.04)	$(0.06)	$(0.14)	$(0.23)

Weighted average shares
outstanding:
Basic	13,045	12,861	12,908	12,777
Diluted	13,045	12,861	12,908	12,777

INNOTRAC CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2011	December 31, 2010
ASSETS	(Unaudited)
Current Assets:
Cash	$3,272	$238
Accounts receivable (net of allowance for doubtful accounts of $90 at September 30, 2011 and $242 at December 31, 2010)	11,662	15,279
Inventory	907	3,626
Prepaid expenses and other	1,189	1,149
Total current assets	17,030	20,292

Property and equipment, net	10,788	11,380
Other assets, net	1,015	1,122
Total assets	$28,833	$32,794

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$4,156	$5,920
Line of credit	-	-
Accrued expenses and other	3,253	4,076
Total current liabilities	7,409	9,996

Noncurrent Liabilities:
Other non-current liabilities	1,936	1,499
Total noncurrent liabilities	1,936	1,499

Total shareholders' equity	19,488	21,299
Total liabilities and shareholders' equity	$28,833	$32,794

INNOTRAC CORPORATION
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	(Unaudited)
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,834)	$(2,905)
Adjustments to net loss:
Depreciation and amortization	2,538	2,614
Provision for bad debts	37	87
(Gain) loss on disposal of fixed assets	(16)	9
Stock compensation expense (income)-stock options	2	(2)
Stock compensation expense-restricted stock	4	78
Changes in operating assets and liabilities:
Accounts receivable, gross	3,580	2,850
Inventory	2,719	(570)
Prepaid assets and other	(6)	451
Other long-term assets	38	46
Accounts payable, accrued expenses and other	(2,948)	(2,356)
Other long-term liabilities	607	196
Net cash provided by operating activities	4,721	498

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,467)	(815)
Proceeds from disposition of assets	17	-
Net change in noncurrent assets and liabilities	(8)	(9)
Cash used in investing activities	(1,458)	(824)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under line of credit	-	-
Capital lease payments	(212)	(179)
Contribution from noncontrolling interest	17	-
Loan fees paid	(34)	(62)
Cash used in financing activities	(229)	(241)

Net increase (decrease) in cash	3,034	(567)
Cash, beginning of period	238	1,118
Cash, end of period	$3,272	$551